UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________________________________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

NEPTUNE INSURANCE HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Definitive Proxy Statement
For the 2026 Annual Meeting of Stockholders
To be Held on May 28, 2026

On April 17, 2026, Neptune Insurance Holdings Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2026 Annual Meeting of Stockholders to be held on May 28, 2026, at 11:00 a.m. Eastern Time. The Company is providing this supplement to the Proxy Statement (this “Supplement”) to correct certain inadvertent and immaterial errors and make certain updates to the beneficial ownership disclosure included in the Proxy Statement, as described below. The Company urges you to read the Proxy Statement and this Supplement in their entirety. Except as specifically supplemented or amended by the information contained herein, all information set forth in the Proxy Statement remains unchanged.

Outstanding Shares and Security Ownership of Certain Beneficial Owners

As disclosed in the Proxy Statement, the Board of Directors of the Company (the “Board”) set the close of business on April 7, 2026, as the record date (the “Record Date”) for the determination of holders of the Company’s

Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.00001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”) who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On pages 11 and 27 of the Proxy Statement, the Company inadvertently reported that 94,600,000 shares of the Company’s Class A Common Stock were outstanding as of the Record Date. The correct number of shares of Class A Common Stock outstanding as of the Record Date was 94,895,913.

In addition, the Company is providing this Supplement to correct and update beneficial ownership disclosures for certain of the Company’s directors and stockholders who beneficially own more than 5 percent of the outstanding Common Stock of the Company, as set forth in the table presented under the heading “Ownership of Common Stock — Beneficial Ownership of Directors, Officers, and 5% Stockholders” on page 11 of the Proxy Statement (the “Beneficial Ownership Table”).

As a result of the corrections to the deemed beneficial ownership of our shares of Class A Common Stock by certain of our directors, the total number of shares of Class A Common Stock owned by all of our named executive officers and directors as a group is 11,033,050 shares (rather than 52,914,153 shares as reported), the percentage ownership of our Class A Common Stock owned by such persons is 11.6% (rather than 55.7% as reported), and the percentage of the total voting power of our Common Stock held by such persons is 85.8% (rather than 92.9% as reported). The revised Beneficial Ownership Table, which reflects the foregoing corrections and updates, is set forth below.

Name of Beneficial Owner	Class A Common Stock Shares	Class A Common Stock %	Class B Common Stock Shares	Class B Common Stock %	% of Total Voting Power †
Greater than 5% Stockholders:
Entities affiliated with Bregal Sagemount(1)	19,530,472	20.6%	—	—	3.7%
Entities affiliated with FTV Capital(2)	22,350,631	23.6%	—	—	4.2%
Entities affiliated with Trevor Burgess(3)	100,000	*	43,435,000	100%	82.1%
Entities affiliated with James D. Albert(4)	13,751,814	14.5%	—	—	2.6%
Entities affiliated with Jonathan Carlon(5)	5,110,000	5.4%	—	—	1.0%
Named Executive Officers and Directors:
Trevor Burgess(3)(6)	100,000	*	49,595,000	100%	84.0%
Jim Steiner(7)	3,944,550	4.2%	—	—	*
Matt Duffy(8)	1,255,500	1.3%	—	—	*
Jonathan Carlon(5)(9)	5,690,000	6.0%	—	—	1.1%
Blair J. Greenberg	—	—	—	—	—
Cristian Melej	20,000	*	—	—	*
Mike Vostrizansky(2)	23,000	*	—	—	*
All executive officers and directors as a group (7 persons)	11,033,050	11.6%	49,595,000	100%	85.8%

*Represents less than 1%.
†Percentage of total voting power represents voting power with respect to all shares of Common Stock, as a single class. Each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to ten votes per share.

(1)Consists of 19,530,472 shares of Class A Common Stock held by BSIV Hold 101, LP (“BSIV 101”). BSIV 101 is managed by BSIV Hold 101 GP, LLC (“BSIV 101 GP”), its general partner, which is managed by Bregal Sagemount IV General Partner Jersey Limited (“Bregal GP”), its sole member, which is managed by a board of directors and is ultimately 100% owned by Gene Yoon. Bregal Sagemount Management LP, which is majority owned by Gene Yoon, is registered as an SEC Relying Advisor of Bregal Investments, Inc., an SEC Registered Investment Advisor. Bregal Sagemount Management LP is the investment advisor to BSIV 101. Gene Yoon, as managing director of Bregal Sagemount Management LP may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by BSIV 101. The address of BSIV, BSIV 101, BSIV 101 GP, Bregal Sagemount Management LP and Bregal Investments, Inc. is 200 Park Avenue, 45th Floor, New York, NY 10166. The address of Bregal GP is Second Floor, Windward House, La Route de la Liberation, St. Helier, Jersey JE2 3BQ, Channel Islands.
(2)Consists of (a) 14,556,518 shares of Class A Common Stock held by FTV VII, L.P. (“FTV VII”); (b) 6,434,159 shares of Class A Common Stock held by FTV-NE Aggregator, LLC (“FTV-NE Aggregator”); and (c) 1,359,954 shares of Class A Common Stock held by Growth VII-Centre, L.P. (“Growth VII-Centre”). FTV-NE Aggregator is managed by FTV VII, its sole member, which is managed by FTV Management VII, L.P. (“FTV Management”), its general partner, which is managed by FTV VII GP, L.L.C. (“FTV VII GP”), its general partner. Growth VII-Centre is managed by FTV Management, its general partner. Michael Vostrizansky, a member of our Board, is a member of the investment committee of FTV Management, which directs investments by and the disposition of investments of FTV VII. The address of FTV-NE Aggregator, Growth VII-Centre, FTV VII, FTV Management and FTV VII GP is 601 California Street, Floor 19, San Francisco, CA 94108.
(3)Consists of (a) 25,039,000 shares of Class B Common Stock held by Trevor R. Burgess, Trustee of the Burgess Family SLAT, u/a/d March 26, 2025 (the “Burgess Family SLAT”); (b) 17,885,000 shares of Class B Common Stock held by Jonathan W. Meyer and David J. Rectenwald, Co-Trustees of the Trevor R. Burgess Irrevocable Trust of 2020, u/a/d March 24, 2025 (the “Burgess Irrevocable Trust”); and (c) 100,000 shares of Class A Common Stock and 511,000 shares of Class B Common Stock held by Trevor R. Burgess, Trustee of the Trevor R. Burgess Revocable Trust, u/a/d September 30, 2024, which are affiliated with Mr. Burgess, our Chief Executive Officer and Chairman of our Board. Each of the three trusts holds sole voting power over its respective shares of Class B Common Stock. By virtue of his relationship with the Burgess Irrevocable Trust, Mr. Burgess is deemed to have an indirect beneficial interest in the shares of Class B Common Stock held by the Burgess Irrevocable Trust. Mr. Burgess disclaims beneficial ownership of the shares held by the Burgess Irrevocable Trust.
(4)Consists of (a) 9,420,156 shares of Class A Common Stock held by James D. Albert, as trustee of the Ann J. Albert Irrevocable Grantor Trust, dated June 9, 2021 (“Albert Irrevocable Grantor Trust”); (b) 2,165,829 shares of Class A Common Stock held by Emily Polk Albert Goldman, as trustee of the James D. Albert 2021 Irrevocable Grant Trust FBO Emily Polk Albert Goldman, dated February 23, 2021 (“Trust FBO E. Albert Goldman”); and (c) 2,165,829 shares of Class A Common Stock held by Laura Elizabeth Albert Duckworth, as trustee of the James D. Albert 2021 Irrevocable Grant Trust FBO Laura Elizabeth Albert Duckworth, dated February 23, 2021 (“Trust FBO L. Albert Duckworth”). Emily Polk Albert Goldman and Laura Elizabeth Albert Duckworth are children of James D. Albert. Each of the three trusts holds sole voting power over its respective shares of Class A Common Stock. The address of Albert Irrevocable Grantor Trust is 390 Coffee Pot Riviera NE, St. Petersburg, FL 33704. The address of Trust FBO E. Albert Goldman is 355 15th Ave. NE, St. Petersburg, FL 33704. The address of Trust FBO L. Albert Duckworth is 1315 Wilton Ln, Kirkwood, MO 63122.
(5)Consists of (a) 4,599,000 shares of Class A Common Stock held by Jonathan Carlon and Steve Wynne, as trustees of the JWC Irrevocable Trust; and (b) 511,000 shares of Class A Common Stock held by Jonathan Carlon and Alexis Carlon, as trustees of the Carlon Family Trust, dated May 7, 2024. Each of the two trusts holds sole voting power over its respective shares of Class A Common Stock.
(6)Includes 6,160,000 shares of Class B Common Stock issuable to Mr. Burgess in accordance with the Class B Equity Exchange Agreement in exchange for 6,160,000 shares of Class A Common Stock issuable upon exercise of stock options held by Mr. Burgess, that are exercisable within 60 days of April 17, 2026.
(7)Consists of (a) 3,730,000 shares of Class A Common Stock held by James Steiner, as trustee of the Living Trust of James Edward Steiner (“Steiner Living Trust”), of which 475,000 shares of Class A Common Stock are pledged as collateral to secure certain personal indebtedness of Mr. Steiner; (b) 95,500 shares of Class A Common Stock subject to options held by Mr. Steiner that are exercisable within 60 days of April 17, 2026; and (c) 119,050 shares of Class A Common Stock purchased by the Steiner Living Trust through the Company’s directed share program in connection with the IPO.
(8)Consists of (a) 1,160,000 shares of Class A Common Stock held by Mr. Duffy, which are pledged as collateral to secure certain personal indebtedness of Mr. Duffy; and (b) 95,500 shares of Class A Common Stock subject to options held by Mr. Duffy that are exercisable within 60 days of April 17, 2026.
(9)Includes 580,000 shares of Class A Common Stock held by Mr. Carlon.

Additional Information

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. Except as specifically set forth herein, the information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

This Supplement and the Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders for the fiscal year ended December 31, 2025 are available at https://register.proxypush.com/NP (using the control number included in our notice of internet availability of proxy materials, on your proxy card or in the instructions that accompanied your proxy materials), as well as on our website at https://investors.neptuneflood.com.